UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2008
JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-14853	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Laura Street, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	904-421-3040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2008, Jacksonville Bancorp, Inc. (the “Company”) amended Sections 13 and 15 of Article III of its Amended and Restated Bylaws (the “Bylaws”) to include language about telephonic calls with regard to director attendance at meetings of the Company’s board of directors (the “Board”).  Specifically, the amendment (i) limits the number of Board and Board committee meetings that a director may attend by telephone to two (2) meetings per fiscal year, and (ii) clarifies that participation in a Board meeting by telephone will constitute an absence from a Board meeting under Section 15 of Article III of the Bylaws.  Also on October 28, 2008, The Jacksonville Bank, the Company’s wholly owned subsidiary, made an equivalent amendment to its Amended and Restated Bylaws.

The foregoing description of the amendment to the Company's Bylaws is qualified in its entirety by reference to the Company's Bylaws, as amended, a marked copy (to show changes from the prior version) of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Jacksonville Bancorp, Inc., as amended as of October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: December 15, 2008	/s/ Valerie A. Kendall
Valerie A. Kendall
Executive Vice President
and Chief Financial Officer